Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Streicher Mobile Fueling, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/KPMG LLP

KPMG LLP
Fort Lauderdale, Florida
June 24, 2005